SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
Insteel Industries, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) Filing Proxy Statement if other than the Registrant)
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Insteel Industries, Inc.
January 13, 2006
Dear Shareholder:
You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Insteel Industries, Inc. to be held Tuesday, February 14, 2006 at 10:00 a.m. local time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.
The attached proxy statement and formal notice of the meeting describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss our operations, 2005 financial results and our plans for the future. Our Directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.
Your vote is important to us. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may elect to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person. If you hold shares in “street name” and would like to vote at the meeting, you should follow the instructions provided in the proxy statement.
Thank you for your continued support and interest in Insteel Industries.
Sincerely,
Howard O. Woltz, Jr.
Chairman of the Board
H.O. Woltz III
Chief Executive Officer

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, February 14, 2006
Time:	10:00 a.m., local time

Place:	Cross Creek Country Club
1129 Greenhill Road
Mount Airy, North Carolina 27030
Dear Shareholder:
     At our Annual Meeting, we will ask you to:
1.	Elect two directors for three-year terms, as set forth in the accompanying Proxy Statement; and

2.	Transact such other business, if any, as may properly be brought before the meeting or any adjournments thereof.
     Only shareholders of record at the close of business on December 12, 2005 are entitled to vote at the Annual Meeting.
     If you do not plan to attend the meeting and vote your common stock in person, please mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope according to the instructions printed on the card.
     Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by properly voting in person at the Annual Meeting.
     Enclosed is a copy of our Annual Report for the year ended October 1, 2005, which reports financial and other information regarding our business.

By Order of the Board of Directors Gary D. Kniskern Secretary

Mount Airy, North Carolina
January 13, 2006

January 13, 2006
INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141

PROXY STATEMENT

          This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Tuesday, February 14, 2006 at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2005 Annual Report, which includes our financial statements, are first being mailed to our shareholders on or about January 13, 2006.
          This proxy statement summarizes certain information you should consider before you vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Insteel Industries, Inc. is generally referred to as “we,” “our,” “Insteel Industries,” “Insteel” or the “Company.”
          The attached proxy card indicates the number of shares of Insteel Industries common stock that you own. In this proxy statement, outstanding Insteel Industries common stock (no par value) is sometimes referred to as the “Shares.”
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS
Why am I receiving this proxy statement and proxy card?
          You are receiving a proxy statement and proxy card from us because you owned common stock of Insteel Industries at the close of business on the December 12, 2005 record date for the 2006 Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.
          When you sign and return the proxy card, you appoint Howard O. Woltz, Jr. and H.O. Woltz III, and each of them individually, as your representatives at the meeting. Messrs. Woltz, Jr. and Woltz III will vote your Shares at the meeting as you have instructed them. This way, your Shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend or vote at the Annual Meeting.
          If a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Woltz, Jr. and Woltz III will vote your Shares, under your proxy, in their discretion.

What is being voted on at the Annual Meeting?
          At the Annual Meeting, shareholders entitled to vote will be asked to act upon the following matters as set forth in the accompanying notice of meeting:
•	the election of two directors for three-year terms as discussed herein.; and

•	any other matters that may properly come before the meeting or any adjournments or postponement thereof.
Who is entitled to vote?
          All holders of record of our Shares at the close of business on December 12, 2005 are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon.
May I attend the meeting?
          All holders of record of our Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.
What constitutes a quorum in order to hold and transact business at the meeting?
          Consistent with state law and the bylaws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 9,434,147 Shares outstanding and entitled to vote at the Annual Meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not sign and return my proxy card?”
How do I vote?
          Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their common stock of record.
          Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your Shares by mailing your completed proxy card in the postage-paid envelope that we have provided to you. Please make certain that you mark, sign and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with instructions.
What are the Board’s recommendations?
          If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote
          FOR the election of the two director nominees for three-year terms as set forth herein
Will other matters be voted on at the Annual Meeting?
          We are not aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted at their discretion in accordance with the best judgment of your proxy holders.
Can I revoke or change my proxy instructions?
          You may revoke or change your proxy at any time before it has been exercised by:
•	notifying our Secretary at 1373 Boggs Drive Mount Airy, North Carolina 27030 in writing before the Annual Meeting that you have revoked your proxy;

•	delivering a later dated proxy to our Secretary prior to or at the Annual Meeting; or

•	appearing in person and voting by ballot at the Annual Meeting.
          Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.
What vote is required to approve the election of Directors?
          The election of Directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the two nominees receiving the highest number of “FOR” votes will be elected as Directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore, will have no effect on the proposal to elect directors.
Will my Shares be voted if I do not sign and/or return my proxy card?
          If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted(a “non-vote”), the brokerage firm, bank or other nominee who holds Shares on your behalf may, in certain circumstances, vote the Shares in their discretion. However, such brokerage firm, bank or other nominee is not required to vote the Shares and may choose to enter a “broker non-vote.”

          With respect to “routine” matters, such as the election of Directors, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including Nasdaq National Market (“Nasdaq”), to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, WITHHELD FROM or AGAINST such routine matters.
          With respect to “non-routine” matters, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, AGAINST, or abstaining from such non-routine matters. No non-routine matters are expected to be submitted for shareholder approval at the 2006 Annual Meeting.
          In summary, if you do not vote your proxy, your brokerage firm or other nominee may either:
•	vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your Shares unvoted altogether.
          We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted at the meeting.
What other information should I review before voting?
          Our 2005 Annual Report, including financial statements for the fiscal year ended October 1, 2005, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and financial statement schedules, may be obtained without charge by:
•	writing to our Secretary at the following address: 1373 Boggs Drive, Mount Airy, North Carolina 27030;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	accessing our website at www.insteel.com; or

•	contacting the SEC by telephone at (800) SEC-0330.
The contents of our website are not, and shall not be deemed to be, a part of this proxy statement.
Where can I find the voting results of the meeting?
          We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the Annual Report on Form 10-K.

What is householding?
          The SEC rules allow for householding, which is the delivery of a single proxy statement and Annual Report to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the Annual Report and of the proxy statement will be sent to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders.
          If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Insteel Industries, Inc. 1373 Boggs Drive Mount Airy, North Carolina 27030; or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each to be delivered thereto, you may contact us at the address or telephone number provided above.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Board of Directors
          The Board of Directors is currently comprised of nine members. Effective October 24, 2005, the Board of Directors approved an amendment to our bylaws reducing both the minimum and maximum size of the Board of Directors from not less than nine nor more than fifteen directors to not less than seven nor more than twelve directors. As previously disclosed, Mrs. Frances H. Johnson, whose term as a Director expires at the 2006 Annual Meeting of Shareholders, has indicated that she will not stand for re-election to the Board of Directors and has not been so nominated. The change in the bylaws will permit the Board of Directors to reduce the size of the Board of Directors at the expiration of Mrs. Francis H. Johnson’s term. Accordingly, after the 2006 Annual Meeting of Shareholders, the Board of Directors is expected to be comprised of eight members.
          The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The Directors keep themselves informed through discussions with the Chairman, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.
          The Board of Directors has determined that the following members of the Board, which constitutes a majority thereof, are independent, as that term is defined under the independence standards of Nasdaq: Louis E. Hannen, Frances H. Johnson, Charles B. Newsome, Gary L. Pechota, W. Allen Rogers II, William J. Shields, and C. Richard Vaughn.
          Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent Directors meet in executive session with no members of management present prior to each regularly scheduled meeting of the Board of Directors. See “Executive Sessions” below. The Board of Directors met four times in 2005. Each of the Directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of Directors of which they were members.

Director Attendance at Annual Meetings
          The Board has determined that it is in our best interest for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All nine of our Directors attended the 2005 Annual Meeting of Shareholders.
Committees of the Board
          The Audit Committee. The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning our accounting, financial reporting process and internal controls, and facilitates open communication between the Audit Committee, Board, outside auditors and management. The Audit Committee discusses the financial information developed by the management, our system of internal controls and our audit process with management and the outside auditors. The Audit Committee is charged with the responsibility of selecting the independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of our management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies we employ. The Board has adopted a written charter for the Audit Committee as well as a Pre-Approval Policy regarding audit and non-audit fees.
          The Audit Committee consists of Messrs. Hannen (Chairman), Pechota and Rogers. The Board, at its meeting in November 2005, declared that each of the members of the Audit Committee meets the definition of “independent” as specified under Nasdaq rules. At the same meeting, the Board also declared that Mr. Pechota qualified as the Audit Committee Financial Expert as defined under SEC rules. The Board of Directors has determined that each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s business judgment. The functions of the Audit Committee are further described under “Audit Committee Report.” The Audit Committee met seven times during fiscal 2005 and members of the Audit Committee consulted with the officers of the Company, the internal auditor and the independent auditors at various times throughout the year. The Charter for the Audit Committee, as revised August 11, 2003 may be found on our website at www.insteel.com under the Corporate Governance section.
          The Executive Compensation Committee. The Executive Compensation Committee is responsible for (i) determining appropriate compensation levels for our executive officers; (ii) evaluating officer and Director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement. The following Directors are the members of the Executive Compensation Committee: Messrs. Vaughn (Chairman), Newsome, and Shields. The Board of Directors has determined that each of the Executive Compensation Committee members is independent as that term is defined under Nasdaq rules. The Executive Compensation Committee’s Report on Executive Compensation is included in this proxy statement. The Compensation Committee also reviews, approves and administers our incentive compensation plans and equity-based compensation plans and has sole authority for awards under such plans, including timing, pricing and amount. The Executive Compensation Committee also reviews and recommends the structure and level of outside Director compensation to the full Board. The Compensation Committee met three times during fiscal 2005.
          The Nominating and Corporate Governance Rules. Our Board does not have a standing nominating committee or related nominating committee charter. The Board believes that it is in our best interests to have all directors discuss and evaluate potential nominees. Effective August 3, 2004, the Board adopted Nominating and Corporate Governance Rules, whereby the nomination process is performed by the full Board. Upon the close of discussions by the full Board with respect to possible Board of Director candidates, the independent directors (as defined by Nasdaq rules), by majority vote, nominate qualified individuals for election to the Board of Directors. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee-directors), but without further input from any employee-directors. In carrying out its director nomination functions, the Board’s responsibilities include seeking, identifying, screening, evaluating and recommending director candidates for nomination by the Board of Directors. The Board evaluates all director candidates, regardless of the recommending party, on an equitable basis using the same criteria. The Board evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Board will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs. The Nominating and Corporate Governance Rules do not have a formal policy with respect to Director recommendations from shareholders or other sources, but will give such recommendations appropriate consideration. Our Board will consider qualified candidates for Director that are nominated by qualified shareholders in accordance with our bylaws. The procedures for shareholder Director nomination are discussed below under “Shareholder Recommendations and Nominations” and “Shareholder Proposals For the 2007 Annual Meeting.”
The Nominating and Corporate Governance Rules
          In addition to the nominating requirements under the Nominating and Corporate Governance Rules, the Board of Directors shall have sole responsibility to:
•	Make recommendations regarding the size of the Board and the tenure and classifications of Directors.

•	Recommend the charters, structure, operations, composition and qualification for membership of the Committees of the Board of Directors.

•	Adopt Corporate Governance Guidelines and recommend to the Board of Directors governance issues that should be considered.

•	Review periodically our Code of Business Conduct.

•	Obtain confirmation from management that the policies included in the Code of Business Conduct are understood and implemented.

•	Evaluate periodically the adequacy of our conflict of interest policies.

•	Consider other corporate governance and related issues.

•	Consider with management public policy issues that may affect our company.

•	Consider at least annually succession planning for the Chief Executive Officer. Any review of possible internal candidates should include: (i) readiness and potential; (ii) demonstrated skills and competencies; (iii) needed experience and training to fill gaps; and (iv) a plan for adequate exposure to Board of Directors.

•	Review periodically our Committee structure and operations and the working relationship between each Committee.

•	Consider, discuss and recommend ways to improve the effectiveness of the Board of Directors.
          In addition, the independent directors have sole authority to retain and terminate outside advisors to assist in the performance of its functions, with sole authority to agree to fees and other terms of engagement.

          The Board of Directors annually evaluates these rules. The Nominating and Corporate Governance Rules may be found on the Company’s website at www.insteel.com under the Corporate Governance section.
Executive Sessions
          Pursuant to the listing standards of the Nasdaq National Market, the independent directors are required to meet in executive sessions not less than quarterly. Generally, those sessions are chaired by the lead independent Director. At the current time, the lead independent Director is Louis E. Hannen. The independent directors have determined to rotate the role of lead independent director on an annual basis. During these executive sessions, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. During fiscal 2005, the Board held three executive sessions. The lead independent director can be contacted by writing to Lead Independent Director, Insteel Industries, Inc., c/o Gary D. Kniskern, Secretary, 1373 Boggs Drive, Mount Airy, North Carolina 27030. We screen mail addressed to the lead independent director for security purposes and to ensure that it relates to discrete business matters that are relevant to our company. Mail that satisfies these screening criteria will be forwarded to the lead independent director.
Code of Business Conduct
          In keeping with the Board’s commitment to sound corporate governance, on August 11, 2003, the Board adopted a Code of Business Conduct (the “Code of Conduct”), which applies to our company, and all of its employees, officers and Directors. The Code of Conduct incorporates an effective reporting and enforcement mechanism. The Board has adopted this Code of Conduct as its own standard. The Code of Conduct was prepared to help employees, officers and Directors understand our standard of ethical business practices and to stimulate awareness of ethical issues that may be encountered in carrying out their responsibilities. The Code of Conduct is included in an employment manual, which is supplied to all of our employees and officers and in a Board of Director’s Manual for Directors, each of whom are expected to read and acknowledge in writing that they understand our policies in regard to business conduct and ethics.
Availability of Guidelines, Code of Conduct and Audit Committee Charter
          Our Code of Business Conduct, Nominating and Corporate Governance Rules, Audit Committee Charter and Audit Committee Pre-Approval Policy, are available on our website at www.insteel.com under the Corporate Governance section, and are available in print to any shareholder upon written request to our Secretary.
Shareholder Recommendations and Nominations
          Neither the Board nor the Nominating and Corporate Governance Rules have a separate policy with respect to director candidates recommended by shareholders. The Board does not believe that a formal policy is necessary because the Board will give such shareholder recommendations appropriate consideration and because our bylaws provide a means through which shareholders can make Director nominations. Shareholders should submit any such recommendations in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the bylaws and summarized in “Shareholders’ Proposals for the 2007 Annual Meeting” below.

Process for Identifying and Evaluating Director Candidates
          The Nominating and Corporate Governance Rules require the full board to evaluate all qualified Director candidates in accordance with our Director qualification standards. The full board evaluates an appropriate candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the full board will assess issues with respect to the candidate’s independence, judgment, diversity and age, understanding of the company’s industry in general, and knowledge of our business, in particular, all in the context of the Board’s perceived needs at that point in time. Upon completion of discussions by the full Board, the independent directors nominate qualified individuals for election to the Board of Directors. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee-directors), but without further input from any employee-directors.
Communications with the Board of Directors
          The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to any of its committees or to specified individual directors in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary.
          We screen mail addressed to the Board, its Committees or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate Director or Directors.
ELECTION OF DIRECTORS
Introduction
Our bylaws, as last amended October 24, 2005, provide that the number of directors, as determined from time to time by the Board, shall be not less than seven nor more than twelve. The Board has fixed the number of directors at eight, effective at the close of the 2006 Annual Meeting of Shareholders. The bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.
          The Board has nominated each of the persons named below to serve a three-year term expiring at the 2009 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as our Directors. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting of shareholders. Mrs. Frances H. Johnson, 85, a Director of the Company since 1982, whose term expires at the 2006 Annual Meeting, has elected to retire from the board.
Vote Required
          The Directors will be elected by plurality of the votes cast at the meeting at which a quorum representing a majority of all outstanding Shares is present and voting, either by proxy or in person. This means that the two nominees receiving the highest number of votes “FOR” will be elected as Directors.

Recommendation
          The Board of Directors recommends a vote FOR the election of each of the following nominees. If you do not vote for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR the election of the slate of two directors nominees.
Information Regarding Nominees, Continuing Directors and Executive Officers
     Nominees to Serve Until the 2009 Annual Meeting:
          H. O. Woltz III, 49, was elected Chief Executive Officer (“CEO”) in 1991 and has been employed by us and our subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989. He had been our Vice President since 1988 and, previously, President of Rappahannock Wire Company, formerly a subsidiary of our company, since 1981. Mr. Woltz has been a director since 1986 and also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz is the son of Howard O. Woltz, Jr. Committee Memberships: Executive Committee.
          Charles B. Newsome, 68, has been a director since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and Carolina Stalite Company, with which he has been affiliated for more than 20 years. Committee Memberships: Executive Compensation Committee.
     Directors With Terms Expiring at the 2007 Annual Meeting:
          Howard O. Woltz, Jr., 80, has been Chairman of the Board since 1958 and was employed by us and our predecessors in various capacities for more than 50 years before retiring as an executive officer in April 2005. He continues to serve, at the pleasure of the Board, as Chairman of the Board of Directors. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President, General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz is the father of H.O. Woltz III. Committee Memberships: Executive Committee.
          C. Richard Vaughn, 66, a director since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn has served as Chairman of the Board of North Carolina Granite Corporation since 1998. Mr. Vaughn served as Vice President of John S. Clark from 1967 to 1970 and President from 1970 to 1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of the Board of Riverside Building Supply, Inc. Committee Memberships: Executive Compensation Committee and Executive Committee.
          Louis E. Hannen, 67, a director since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Since his retirement in 1993, Mr. Hannen has been an investment advisor and consultant. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company from 1965 to 1970 and Legg Mason Wood Walker, Inc. from 1970 to1975 before joining Wheat, First Securities. Mr. Hannen serves as the Company’s Lead Independent Director Committee Memberships: Audit Committee.

     Directors With Terms Expiring at the 2008 Annual Meeting:
          W. Allen Rogers II, 59, has been a director since 1986, except for a period of time during 1997 and 1998. Mr. Rogers is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President-Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s board of directors from 1990 to 1995. Committee Memberships: Audit Committee.
          Gary L. Pechota, 56, has been a director since 1998. Mr. Pechota served as the Chief of Staff of the National Indian Gaming Commission from 2003 to 2005. Mr. Pechota was a private investor and consultant from 2001 until August 2003. Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding, Inc. from its inception in 1994 until 2001. He served as CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., from 1993 to 2001, and as CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Committee Memberships: Audit Committee.
          William J. Shields, 73, has been a director since 1998. Mr. Shields served as Chairman of the Board and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields has been retired since 1997. Committee Memberships: Executive Compensation Committee.
     Named Executive Officers Who Are Not Continuing Directors or Nominees:
          In addition to Mr. Woltz III discussed above, the executive officers listed below were elected by the Board of Directors at a meeting held February 15, 2005 for a term that will expire at the next annual meeting of the Board of Directors or until their successors are elected and qualify. The next meeting at which officers will be elected is scheduled for February 14, 2006, at which the following persons are expected to be re-elected. Although our bylaws permit the Chairman of the Board to be designated an officer, Howard O. Woltz, Jr., the current Chairman of the Board has not been so designated and is not otherwise an employee.
          Michael C. Gazmarian, 46, joined as our Chief Financial Officer and was elected Treasurer in 1994. He had been with Guardian Industries Corp., a privately held glass manufacturer, since 1986, serving in various financial capacities.
          Gary D. Kniskern, 60, was elected Vice President — Administration in 1994 and has served in various capacities for more than 26 years. He served as Treasurer from 1984 until 1994 and has been Secretary since 1984 and, previously, internal auditor since 1979.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Director Compensation
          Annual Retainer Awards. Each of our non-employee directors receives an annual retainer award plus reimbursement of expenses incurred as a director under a proposal adopted at the 1998 Annual Meeting of Shareholders. The amount of the annual retainer award for each year is determined by the Board before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of

Shareholders at which directors are elected and ends on the date of the next Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in Shares, or a combination of cash and Shares, as determined by the Board. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board following the Annual Meeting of Shareholders at which directors are elected.
          The annual retainer award paid for 2005 to each non-employee director was $30,000 and $33,000 for committee chairpersons , all of which was paid in cash. In addition, during 2005, non-employee directors received restricted stock grants valued at $30,000 at time of grant under the 2005 Equity Incentive Plan (discussed below).
          Equity Incentive Plan: Our 2005 Equity Incentive Plan permits the issuance of up to 885,000 Shares in the form of nonqualified and incentive stock options, restricted stock, restricted stock units and performance awards to our key employees and non-employee directors. Awards granted, vesting and all other terms of award grants to non-employee directors are at the sole discretion of the Executive Compensation Committee of the Board of Directors. Awards to non-employee directors will be made effective with the close of business on the date of the Annual Meeting. The plan also authorizes the Board to grant options to non-employee directors who are appointed or elected to the Board at a time other than at the Annual Meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 2005, restricted stock awards valued at $30,000 (or 1,743 Shares each based on a closing price of $17.21 at the close of business on the date of the 2005 Annual Meeting) were granted to each non-employee director. The awards vest in one year and dividends on the restricted stock will be reinvested in more restricted stock which will vest at the same time as the base award. The shares issuable under the plan have been registered with the SEC.
          Director Stock Option Plans. The Company’s 1994 Director Stock Option Plan expired in September 2004 and no further shares will be issued under the plan. There are currently 115,000 options outstanding under the plan with a weighted average exercise price of $5.82 per share.
          On February 7, 1995, the Board adopted a non-qualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company’s Common Stock at the exercise price of $7.875. The options are fully vested and were exercised in full on December 8, 2004. The shares issued under the plan are not registered with the SEC.
          Expense Reimbursement. We reimburse all Directors for travel and other related expenses incurred in attending shareholder, Board and committee meetings or out-of-pocket expenses that are otherwise incidental to the performance of their duties as Directors.
          Directors who are Insteel Industries Employees. We do not compensate our employees for service as a Director. We do, however, reimburse them for travel and other related expenses.

Executive Compensation — Summary Compensation Table
          The table below provides information regarding the compensation paid by us to the named executive officers for services of such persons in all capacities during the fiscal years ended October 1, 2005, October 2, 2004 and September 27, 2003.

				Long-Term
				Compensation
				Awards	Securities	All Other
	Fiscal	Annual Compensation		Restricted Stock	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Award ($)(3)	Awards (#)	($)(4)

Howard O. Woltz, Jr. (1)	2005	43,144	—	—	—	3,420
Chairman of the Board	2004	161,740	161,740	—	—	3,420
	2003	161,740	7,440	—		3,420

H. O. Woltz III	2005	344,230	344,231	162,484	14,679	48,709
President and Chief	2004	320,000	320,000	—	—	5,383
Executive Officer	2003	320,000	14,720	—	—	5,383

Michael C. Gazmarian	2005	203,461	203,462	72,482	6,549	43,304
Chief Financial Officer and	2004	190,000	190,000	—	—	5,087
Treasurer	2003	190,000	8,740	—	53,247 (5)	5,087

Gary D. Kniskern	2005	139,308	139,308	44,992	4,065	67,302
Vice President-Administration	2004	135,000	135,000	—	—	4,425
and Secretary	2003	135,000	6,210	—	38,169 (5)	4,586

(1)	Howard O. Woltz, Jr. retired as an employee and executive officer effective April 1, 2005. Amounts for Mr. Woltz, Jr. reflect amounts earned while an executive officer.

(2)	Bonus amounts for 2005 were earned in 2005 but paid in 2006 under the 2005 Value Added Incentive Plan, as defined below. Bonus amounts for 2004 were earned in 2004 but paid in 2005 under the 2003 Plan. Bonus amounts for 2003 were earned in 2003 but paid in 2004 under the Return on Capital Incentive Plan. The amounts paid in 2003 each represent 50% of the bonus balance earned from prior years. See “Compensation Committee Report on Executive Compensation — Annual Performance-Based Incentive Compensation” For further details and a description of the 2003 Plan.

(3)	Represents the then current market value of the common stock of $18.23 on the date of grant. The number of shares the amount represents is as follows: Mr. Woltz III, 8,913; Mr. Gazmarian, 3,976; and Mr. Kniskern, 2,468.

(4)	Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan. During the fiscal years 2005, 2004 and 2003 respectively, the amounts were as follows: Mr. Woltz, Jr., $3,420, $3,420 and $3,420; Mr. Woltz III, $409, $383 and $383; Mr. Gazmarian, $360, $337 and $337; and Mr. Kniskern, $1,021, $895 and $895. Also includes the amount of matching funds paid into our Retirement Savings Plan on behalf of the named executive officers. During the fiscal years 2005, 2004 and 2003, respectively, these amounts were as follows: Mr. Woltz III, $6,639, $5,000 and $5,000 Mr. Gazmarian, $5,086, $4,750 and $4,795; and Mr. Kniskern, $3,327, $3,530 and $3,691;.

(5)	Options granted as part of a stock option exchange program under which Mr. Gazmarian and Mr. Kniskern surrendered 159,742 and 114,508 options respectively, on December 9, 2002. Also included in these amounts for fiscal year 2005, are premiums paid to fund the Supplemental Employee Retirement Plan for the named executive officers as follows: Mr. Woltz III, $41,661; Mr. Gazmarian, $37,858; and Mr. Kniskern, $58,604.
Options Granted During 2005
          The table below provides information regarding stock options which have been granted to our named executive officers during fiscal 2005:

	Individual Grants
		Percent of
		Total
	Number of	Options			Potential Realized
	Securities	Granted to	Exercise		Value at Assumed
	Underlying	Employees	or Base		Annual Rates of Stock
	Options	in Fiscal	Price Per	Expiration	Price Appreciation for
Name	Granted (1)	Year(%)	Share ($)	Date	Option Term (2)($)
					5%	10%
H.O. Woltz III	8,913	18.5	18.23	3/4/15	102,185	258,958
	5,766	12.0	13.78	7/26/15	49,969	126,632

Michael C. Gazmarian	3,976	8.3	18.23	3/4/15	45,584	115,518
	2,573	5.3	13.78	7/26/15	22,298	56,508

Gary D. Kniskern	2,468	5.1	18.23	3/4/15	28,295	71,705
	1,597	3.3	13.78	7/26/15	13,840	35,073

(1)	Options are granted at fair market value and become exercisable in three equal annual installments beginning on the first anniversary of grant.

(2)	The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

(3)	No options were granted to Howard O. Woltz, Jr. in fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
          The following table provides: (i) the aggregate number of options exercised and the value realized by each executive officer during the year ended October 1, 2005, and (ii) the aggregate number of options and the value of the in-the-money options in each case held by each executive officer as of October 1, 2005. We have no outstanding stock appreciation rights. In the event of a change of control, all stock options become vested.

	Shares
	Acquired	Value	Number of Securities			Value of Unexercised in-the-
	on	Realized	Underlying Unexercised			Money Options at Fiscal Year-
Name	Exercise	($)	Options at Fiscal Year-End			End (1)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard O. Woltz, Jr.	158,837	2,493,261	—	—	—	—
H. O. Woltz III	54,135	672,794	—	14,679	—	8,707
Michael C. Gazmarian	23,386	267,346	—	6,549	—	3,885
Gary D. Kniskern	12,748	144,817	—	4,065	—	2,411

(1)	The dollar value is calculated by determining the difference between the fair market value per share of the common stock on September 30, 2005 and the option price per share.
Equity Compensation Plan Information
          The following table sets forth certain information with respect to our equity compensation plans as of October 1, 2005:

Number of
securities
remaining
available for future
	Number of securities to be	Weighted-average	issuance under
	issued upon exercise of	exercise price of	equity
	outstanding options,	outstanding options,	compensation
Plan Category	warrants and rights	warrants and rights	plans
Equity Compensation Plans approved by Shareholders	164,000	$8.96	795,000
Supplemental Employee Retirement Plan
          General. We entered into Retirement Security Agreements, each dated December 2, 2004 (each, a “SERP”), with certain of our employees, including Messrs. Woltz III, Woltz, Jr., Gazmarian, and Kniskern. Each SERP supersedes in all respects the retirement security agreement, dated as of April 14, 1997, between us and the related employee (each, a “Participant”) where such previous agreements were in effect. The SERPs provide nonqualified deferred compensation to Participants and were approved by our Board of Directors upon recommendation by the Executive Compensation Committee of the Board of Directors (the “Compensation Committee”). The SERPs generally provide Participants with certain supplemental retirement benefits, pre-retirement disability benefits and pre-retirement death benefits, unless the Participants are terminated “for cause” (as defined in each SERP), in which case no benefits will accrue and be payable under the SERPs. The SERPs will be administered by the Compensation Committee and funds for payment of benefits thereunder are our responsibility. Benefits payable under the SERPs will be payable to Participants in equal pro rata installments according to our regular payroll cycle in effect at the time the payment is due, unless determined otherwise by the Compensation Committee.
          Supplemental Retirement Benefit. Under each SERP, if the Participant remains in continuous service with us for a period of at least 30 years, we will pay to the Participant a supplemental retirement benefit for the 15 year period following the later of the Participant’s retirement or 65th birthday equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the Participant’s retirement. If the Participant retires after reaching age 55 and prior to the later of age 65 or the completion of 30 years of continuous service with us, but has completed at least 10 years of continuous service with us, the amount of the supplemental retirement benefit will be reduced by 1/360th for each month short of 360 months that the Participant was employed by us.
          Pre-retirement Disability Benefit. In the event that the Participant’s continuous service with us terminates prior to the later of the Participant’s 65th birthday or completion of 30 years of continuous service with us because of disability (as determined by the Compensation Committee), we shall pay to the Participant, for the 10 year period following the date of disability, a supplemental retirement benefit that, when added to the benefits received (if any) by the Participant under our long-term disability insurance plan for executive officers, is equal to 100% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date on which the Participant’s disability occurred. If the long-term disability insurance payments end prior to the end of the 10 year benefits period, the Pre-retirement Disability Benefit will continue for the remainder of the 10-year benefits period in an amount equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date on which the Participant’s disability occurred.
          Pre-retirement Death Benefit. In the event that the Participant dies while in continuous service with us, under the SERP, we shall pay to the Participant’s beneficiary, for a term of 10 years following the Participant’s death, a supplemental death benefit in an amount equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date of the Participant’s death.
          Mr. Woltz, Jr., upon his retirement as an employee on April 1, 2005, and having over 50 years of continuous service, began receiving benefits as provided for under the SERP.
Severance Agreements
          We entered into Severance Agreements, each dated December 2, 2004 (each, a “Severance Agreement”), with Messrs. Woltz III and Gazmarian (each, an “Executive”). The Severance Agreements provide certain termination benefits to Executives in the event that an Executive’s employment with us is terminated without cause (as defined in each Severance Agreement) and were approved by our Board of Directors upon recommendation by the Executive Compensation Committee. Each Severance Agreement has a two year term, which is automatically extended for subsequent 12 month periods, unless either we or the Executive provide notice to the other, at least 90 days prior to the expiration of any term, that the term of the Severance Agreement shall not be extended. No Executive is entitled to termination benefits under a Severance Agreement (i) if that Executive’s employment with us is terminated for cause or (ii) to the extent that the Executive is entitled to receive benefits under the Change in Control Severance Agreement between the Executive and us in connection with the Executive’s termination.
          Under each Severance Agreement, upon termination of the Executive’s employment with us without cause, the Executive is entitled to receive the following termination benefits:

•	a lump sum payment of accrued but unpaid salary through the date the Executive’s employment terminates;

•	a lump sum payment of any earned but unpaid bonus as of the date the Executive’s employment terminates;

•	a lump sum payment of one and one-half times the Executive’s annual base salary in effect as of the date the Executive’s employment terminates;

•	outplacement services provided by a firm selected by the Executive, the cost of which will be paid by us (subject to a $15,000 cap);

•	reimbursement for any unreimbursed expenses incurred by the Executive on behalf of us prior to termination of the Executive’s employment to the extent that such expenses are reimbursable under our standard reimbursement policies;

•	continued participation in certain of our employee benefit plans in which the Executive participated immediately prior to the date of termination on such terms as are then in effect for a period of eighteen months following the termination of the Executive’s employment with us. If continued coverage of the Executive is barred by the terms of those employee benefit plans, we shall pay to the Executive the portion of the insurance premium charged to us for the Executive’s participation in such employee benefit plans (plus an amount necessary to offset relevant income and employment taxes on such payment) prior to the Executive’s termination;

•	payment by us of the cost or premium for continued coverage in our health plan for a period of eighteen months following the Executive’s termination (or such lesser period for which the Executive is entitled to COBRA coverage);

•	all stock options and any other stock-based awards outstanding immediately prior to termination of the Executive’s employment shall immediately vest and become exercisable for the remainder of the applicable term.
          Termination benefits payable to the Executive under a Severance Agreement shall be paid by us within 10 days of the termination of the Executive’s employment and shall be reduced by amounts required to be withheld for applicable income and employment taxes. In addition, termination benefits payable to an Executive under a Severance Agreement are subject to certain reductions because of the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, to such benefits.
Change of Control Agreements
          During 2003, the Board, upon recommendation from the Executive Compensation Committee, entered into change of control agreements with key members of management including Messrs. Woltz III, Gazmarian and Kniskern. These agreements specify the terms of separation in the event that termination of employment followed a change in control. The initial term of each agreement is two years and the agreements provide for an automatic renewal of one year unless we or the executive provides notice of termination as specified in the agreement. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive’s termination should the termination occur in the absence of a change in control. Under the terms of these agreements in the event of termination within two years of a change of control, Messrs. Woltz and Gazmarian would receive severance benefits equal to two times base compensation, two times the average bonus for the prior three years and the continuation of health and welfare benefits for two years. Mr. Kniskern would receive severance benefits equal to one times base compensation, one times the average bonus for the prior three years and the continuation of health and welfare benefits for one year. In addition, all stock options would vest immediately. In the event of termination, outplacement services would be provided for Messrs. Woltz, Gazmarian and Kniskern.

SHARE PERFORMANCE GRAPH
          The following graph compares the cumulative total shareholder return on our common stock, based on the market price of the common stock and assuming a $100 investment on September 30, 2000 and the reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor’s 500 Index and the Standard & Poor’s Building Products Index. The indices are included for comparison purposes only and do not necessarily reflect management’s opinion that these indices are appropriate measures of the relative performance of our common stock. The graph is not intended to forecast or be indicative of the future performance of our common stock. For comparative purposes, the graph below assumes that our fiscal year ends annually on September 30 rather than the Saturday closest to September 30.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
AND THE S & P BUILDING PRODUCTS INDEX

	Cumulative Total Return
Index	Fiscal Year Ended
	2000	2001	2002	2003	2004	2005
Insteel Industries, Inc.	100.00	19.69	16.00	17.23	344.57	379.52
S & P 500	100.00	73.38	58.35	72.58	82.65	92.78
S & P Building Products	100.00	105.68	106.60	138.58	196.79	199.12
     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this graph and chart by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
          The Executive Compensation Committee (the “Committee”) of the Board of Directors administers Insteel Industries’ executive compensation program. The Committee has furnished the following report on executive compensation for 2005.
Overview
          The Committee consists of three independent directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as Amended), and “independent” directors (as defined under Nasdaq rules). The Committee regularly reviews and determines the base compensation of the Company’s executive officers and administers the annual performance-based and long-term incentive compensation programs of the Company.
Strategy and Philosophy
          The Company’s executive compensation program consists of three principal components, each having a specific purpose within the total compensation program:
•	Base Salaries. Base Salaries are intended to provide an appropriate level of compensation given each position’s role and responsibilities within the organization.

•	Annual Performance-Based Compensation. Annual Performance-Based Compensation is intended to reward individuals for their contribution to the Company’s operating and financial performance.

•	Long-Term Incentive Compensation. Long-Term Incentive Compensation is intended to reward participants for building long-term shareholder value, to align the interests of executive officers with those of shareholders and to increase long-term executive share ownership. Success in attaining these objectives has a positive impact on executive retention.
          The Committee believes that executive officer compensation should reflect prevailing market practices and be closely correlated with the Company’s financial performance. The Committee further believes that the Company’s policies, procedures, and programs with respect to executive officer base salaries, annual incentives, and long-term incentives fulfill this objective.
          In 2004, upon expiration of the 1994 Employee Stock Option Plan of Insteel Industries, Inc., the Committee retained the services of an independent outside compensation consultant to:
•	assist the Company in developing a new long-term incentive plan,

•	review the structure and level of the Company’s compensation plan for its senior management group, and

•	recommend changes to the executive compensation arrangements as deemed appropriate.
Based on the consultant’s recommendations, the factors discussed below, and the Committee’s business judgment, several changes to the executive compensation program were implemented during 2005. These changes were made to improve the competitiveness and effectiveness of the Company’s executive compensation program and to provide appropriate and cost effective long-term incentives to the senior management group of the Company, including the executive officers.

Base Salaries
          The Committee targets executive officer base salaries at the market median and considers Company and individual performance when approving salary adjustments. In 2004, with the assistance of the outside consultant, the Committee compared the Company’s current salaries to salaries for comparable positions at companies of similar size operating in similar industries. The market study used a blend of published compensation survey data and compensation data from a custom peer group of companies identified as relevant competitors for business, capital and executive talent. The peer group used for compensation purposes is not composed of the same companies used for stock price performance comparisons in the Share Performance Graph included in this proxy. The Committee believes that the peer group for its compensation analysis is more representative of similar companies of a comparable size than the broader S&P Building Products Index used for the Share Performance Graph (which includes many of the companies used in the compensation peer group analysis.)
          The Committee concluded that, following the termination of a salary “freeze” that commenced in 2000, base salaries for the Company’s executive officers were significantly below the market median of the peer group and should be adjusted with a portion of the increases effective March 13, 2005 following the date of the Committee’s approval and the remainder effective as of the end of the fiscal year ending October 1, 2005. Accordingly, salaries of the executive officers of the Company were adjusted as follows: effective March 13, 2005, H.O. Woltz III, President and Chief Executive Officer, $365,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $215,000; and Gary D. Kniskern, Vice President-Administration and Secretary, $143,000; and effective October 1, 2005: H.O. Woltz III, $405,000; and Michael C. Gazmarian, $235,000. The Committee believes that the new base salary levels properly position the Company with respect to compensation at peer companies.
Annual Performance-Based Incentive Compensation
          The Committee targets annual incentive opportunities for executive officers at the market median, and consistent with the financial performance of the Company.
          In fiscal 2003, the Company adopted an incentive compensation plan covering certain salaried employees responsible for the selling, general management, and administrative activities of the Company, including the executive officers (the “2003 Plan”). Incentive compensation under the 2003 Plan is based upon the return realized on average capital employed for the fiscal year relative to the Company’s weighted average cost of capital. Participants in the 2003 Plan were assigned a target bonus percentage of their base compensation. The target bonus percentage would be earned if the Company’s operating income for the fiscal year covered the capital charge derived based on its approximate weighted average cost of capital and the capital employed. If the Company’s operating income exceeded or fell short of its weighted average cost of capital, the incentive compensation percentage earned would increase or decrease proportionately. The zero bonus level was set at the approximate cost of the Company’s debt capital. Incentive payments were capped at two times the target bonus. The target bonus percentage for the executive officers is 50% of base compensation. Incentive compensation earned for a fiscal year is reflected as compensation expense in the year it is earned and is paid to participants in the first quarter of the following fiscal year. No amounts are banked or deferred.
          In fiscal 2005, the Company’s operating income exceeded the weighted average cost of capital by an amount which yielded a maximum bonus equal to two times the target bonus for each participant. For fiscal 2005, bonuses earned under the 2003 Plan for Executive Officers of the Company were: H. O. Woltz III, President and Chief Executive Officer, $344,231; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $203,462; and Gary D. Kniskern, Vice President Administration and Secretary,

$139,308. Pursuant to the terms of the 2003 Plan, these amounts were paid during the first quarter of fiscal 2006.
Long-Term Incentive Compensation
          The Committee targets long-term incentive opportunities for executive officers at the market median, and considers factors such as Company performance, individual performance, and shareholder dilution in determining the size and frequency of equity compensation awards.
          Historically, the Company relied exclusively on stock options as the form of long-term incentive compensation for executive officers. During 2004, in connection with the recommendations of the outside consultant and the Company, the Committee approved the 2005 Equity Incentive Plan of Insteel Industries, Inc. (“the 2005 Plan”). The 2005 Plan allows for the granting of various forms of long-term incentive compensation including stock options, restricted stock, and long-term cash awards. The Committee believes that the 2005 Plan is an improvement over the 1994 Employee Stock Option Plan of Insteel Industries, Inc., which expired in 2004, in that it provides the flexibility that the Committee believes is necessary to respond appropriately to changing market practices, accounting rules, and tax laws.
          A total of 885,000 shares of common stock were initially reserved under the 2005 Plan. Based on information provided by the Committee’s outside consultant and the Committee’s investigation, the aggregate equity overhang resulting from the Plan is below the market median for the Company’s peer group.
          Pursuant to the recommendations of the outside consultant and using their business judgment, the Committee elected to establish a formal long-term incentive award structure that delivers annual awards using a 50/50 blend between options and restricted stock. Under the terms of the 2005 Plan, the Committee retains the flexibility to link the granting of long-term incentives to both individual and corporate performance. Options generally would vest ratably over three years, and restricted stock generally would vest 100% three years from the date of the grant. Three target levels of long-term incentives were developed, each of which would consist of one half stock options and one half restricted stock. The target levels established are: Level A, $325,000, Level B, $145,000 and Level C, $90,000 based on the scope of responsibilities associated with each position and comparable data for other companies provided by the outside consultant. Mr. Woltz was granted long-term incentives at Level A, Mr. Gazmarian at Level B and Mr. Kniskern at Level C. Pursuant to these long-term incentive targets, during fiscal 2005 Mr. Woltz was granted options to purchase 14,679 shares of common stock and 8,913 shares of restricted stock, Mr. Gazmarian was granted options to purchase 6,549 shares of common stock and 3,976 shares of restricted stock and Mr. Kniskern was granted options to purchase 4,065 shares of common stock and 2,468 shares of restricted stock. The stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
          The 2005 awards were granted on March 4, 2005 and July 26, 2005. Given the level of volatility in the Company’s share price during 2005, going forward the Committee plans to grant one-half of the awards in February and one-half in August of each year. The aggregate amount of these awards is not expected to change from the description above, only the timing of the grant.
CEO Compensation
          Base Salary. During fiscal 2005, Mr. Woltz received a base salary of $344,231. Pursuant to a salary freeze, Mr. Woltz’s annual salary had been $320,000 from 2000 until March 2005. This base salary level was set in accordance with the matters discussed above under “Base Salaries”. As noted

above, Mr. Woltz’s base salary was increased to $405,000 effective October 1, 2006 consistent with market data obtained by the Company and based on the recommendations of the outside consultant.
          Annual Performance Compensation. In fiscal 2005, Mr. Woltz earned an annual incentive payment of $344,231 which was paid in the first quarter of fiscal 2006, reflecting the maximum incentive award per the terms and conditions of the 2003 Plan described above. The Committee believes that this incentive payment appropriately reflects Mr. Woltz’s contribution to the strong financial performance of the Company in fiscal 2005.
          Long-Term Incentives Pursuant to the terms of the 2005 Equity Incentive Plan, during fiscal 2005 Mr. Woltz was granted options to purchase 14,679 shares of common stock and 8,913 shares of restricted stock. The stock options were granted at fair market value on date of grant and vest ratably over three years while the restricted stock vests 100% three years from date of grant.
Severance Agreements
          During 2004, the Board, upon the recommendation of the Committee, approved severance agreements for Messrs. Woltz and Gazmarian. The Committee and the Board believe such agreements are customary. The Severance Agreements were executed on December 2, 2004 (each, a “Severance Agreement”), and provide certain termination benefits in the event that the executive’s employment with the Company is terminated without cause (as defined in each Severance Agreement). Each Severance Agreement has a two-year term, which is automatically extended for subsequent 12 month periods, unless either the executive or the Company provides notice to the other at least 90 days prior to the expiration of any term that the term of the Severance Agreement shall not be extended. No executive is entitled to termination benefits under a Severance Agreement (i) if that executive’s employment with the Company is terminated for cause or (ii) to the extent that the executive is entitled to receive benefits under any Change in Control Severance Agreement.
Retirement Security Agreements
          During 2004, the Board, upon the recommendation of the Committee, approved Retirement Security Agreements (each, a “SERP”) for Messrs. Woltz, Gazmarian and Kniskern. Since 1984 the Company has maintained a supplemental retirement benefit for certain members of management that were adversely affected by changes in the Company’s annual incentive plan which occurred that year. Mr. Woltz and Mr. Kniskern were included in the 1984 plan. The changes made to the supplemental retirement plan in 2004 were intended to provide a more logical structure of benefits to participants and to expand the program to include certain key management employees who had not previously participated in the plan. The SERPs were executed December 2, 2004. Each SERP supersedes in all respects the retirement security agreement, dated as of April 14, 1997, between the Company and the related employee (each, a “Participant”) where such previous agreements were in effect. The SERPs provide nonqualified deferred compensation to Participants and certain supplemental retirement benefits, pre-retirement disability benefits and pre-retirement death benefits, unless a Participant is terminated “for cause” (as defined in each SERP), in which case no benefits would accrue or be payable under the SERP.
Policy with Respect to the $1 Million Deductible Limit
          Section 162(m) of the Internal Revenue Code (the “Code”) generally limits amounts that can be deducted for compensation paid to the Chief Executive Officer and the next four most highly compensated officers to $1,000,000 unless certain requirements are met. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s compensation program and make reasonable efforts, consistent with sound executive compensation principles and the Company’s needs, to maximize the deductibility of compensation of executive personnel.
          The Committee believes that the foregoing combination of base salaries, annual performance-based compensation and long-term incentive compensation have helped to develop a senior management group that is dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.
          This report is furnished by the Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE C. Richard Vaughn (Chairman) Charles B. Newsome William J. Shields
          The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent thatwe specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.
COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
          The Executive Compensation Committee includes Messrs. Vaughn, Newsome and Shields, none of whom serve as officers or employees of us or any of our subsidiaries. In addition, none of the members of the Executive Compensation Committee is an executive officer of a company for which an executive officer of Insteel Industries determined compensation matters.
REPORT OF THE AUDIT COMMITTEE
          As noted above, management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
          In this context, the Committee has reviewed the audited financial statements for the fiscal year ended October 1, 2005 and has met and held discussions with respect to such audited financial statements with management and Grant Thornton LLP, the Company’s independent public accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and Grant Thornton have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
          Grant Thornton also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Grant Thornton with the Committee.

          Based on the Committee’s review of the audited financial statements, discussions with management and Grant Thornton, and the Committee’s review of the representations of management and the written disclosures and report of Grant Thornton, the Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 1, 2005 filed with the SEC.
          The Board of Directors has determined that each of the Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of Nasdaq.
          As a result of the passage of the Sarbanes-Oxley Act of 2002, certain duties and responsibilities of the Audit Committee were changed and the charter of the Audit Committee has been amended to comply with the new regulations. The revised charter of the Audit Committee as well as other auditing and corporate governance policies can be found on the Company’s website at www.insteel.com.

AUDIT COMMITTEE
Louis E. Hannen (Chairman)
Gary L. Pechota
W. Allen Rogers II
          The foregoing Audit Committee Report shall not be incorporated by reference into any of our prior or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.
AUDITORS’ FEES AND PRE-APPROVAL POLICIES
Disclosure of Auditors’ Fees
          During the year ended October 1, 2005, the Board of Directors, based upon the recommendation of its Audit Committee, appointed Grant Thornton LLP as our independent accountants. During 2005, the services of the independent accountants included the audit of the annual financial statements, a review of our quarterly financial reports to the SEC, services performed in connection with the filing of our proxy statement and our Annual Report on Form 10-K with the SEC, attendance at meeting with our audit committee and consultation on matters relating to accounting, financial reporting and tax related matters. Our audit committee approved all services performed by Grant Thornton in advance of their performance. Grant Thornton has acted as independent certified public accountants for the Company since its appointment on July 27, 2002. Neither Grant Thornton nor any of its associates have any relationship to us or any of our subsidiaries except in its capacity as auditors.

Set forth below is certain information relating to the aggregate fees billed by Grant Thornton for professional services rendered for the fiscal years ended October 2, 2004 and October 1, 2005.

Type of Fee	2004	2005
Audit Fees	$158,000	$135,000
Audit-Related Fees	—	$185,000
Tax Fees	$6,000	$8,000
All Other Fees	—	—

Total	$164,000	$328,000

          Audit Fees. Audit Fees include fees for the recurring annual audit of our financial statements and assistance with the review of the quarterly financial reports and other documents filed with the SEC. Audit Fees for 2004 include fees associated with amending our Form 10-K and responding to an SEC Comment Letter all billed in 2005
          Audit-Related Fees. The aggregate Audit-Related Fees billed were related to compliance work associated with the Sarbanes-Oxley Act of 2002 and general assistance with the implementation of its requirements. The Audit Committee approved all of these services provided in 2005.
          Tax Fees. The aggregate Tax Fees billed for 2004 and 2005 were related to tax compliance and reporting review services, including the review of our federal and state tax returns. The Audit Committee approved all of these services provided in 2004 and 2005.
Pre-Approval Policies and Procedures
          Our Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audit, Audit Related, Tax and other Non-Audit Related Services to be performed by the independent auditors. The Board of Directors has authorized the Audit Committee Chair to pre-approve any Audit Related, Tax or other Non-Audit Related Services that are to be performed by the independent auditors that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification. The Audit Committee Pre-Approval Policy is available on our website at www.insteel.com under the Corporate Governance section.
          The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
          The following table sets forth certain information, as of December 12, 2005, with respect to the beneficial ownership of shares of common stock by (i) each person known to us to beneficially own more than 5% of the outstanding shares of common stock, (ii) the directors, (iii) the other named executive officers included in the “Summary Compensation Table,” and (iv) all of our directors and executive officers, as a group. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, an individual “beneficially” owns Insteel Industries common stock not only if the individual holds it directly, but also if the individual indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), has (or shares) the power to vote the stock, or to sell it, or has the right to acquire it within 60 days.
          Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder.

	Amount and Nature of
	Beneficial Ownership
	Number of	Percent of
Name and Address of Beneficial Owner	Shares	Class
5% Shareholders
Franklin Advisory Services, Inc. (1)	864,998	9.1%
Johnson Concrete Company (2)	620,263	6.5%

Directors (3)
Howard O. Woltz, Jr. (4)	768,215	8.1%
H. O. Woltz III	421,692	4.5%
Frances H. Johnson (5)	78,846	*
Charles B. Newsome	57,906	*
Louis E. Hannen	39,153	*
C. Richard Vaughn	27,745	*
W. Allen Rogers II	32,342	*
Gary L. Pechota	20,958	*
William J. Shields	11,534	*

Other Named Executive Officers (3)
Michael C. Gazmarian	85,427	*
Gary D. Kniskern	64,659	*

All directors and executive officers, as a group (11 persons)(6)	2,228,740	23.3%

*	Less than 1%.

(1)	Beneficial ownership information obtained from Franklin Advisory Services, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94403-7777 as of September 30, 2005.

(2)	Excludes 78,846 shares owned or which are obtainable within 60 days of December 12, 2005 upon the exercise of stock options by Mrs. Frances H. Johnson. The shares held in the name of Johnson Concrete Company are beneficially owned by Mrs. Johnson, the President of Johnson Concrete Company, and, as such, has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. The 699,109 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 7.4% of the outstanding common stock. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. The address of Johnson Concrete Company is P. O. Box 1037, Salisbury, NC 28144.

(3)	Ownership reflects shares obtainable within 60 days of December 12, 2005, upon the exercise of stock options as follows: Mr. Woltz, Jr., 0 shares; Mr. Woltz III, 0 shares; Mr. Vaughn, 21,200 shares; Mrs. Johnson, 21,200 shares; Mr. Newsome, 21,200 shares; Mr. Hannen, 21,200 shares; Mr. Pechota, 11,600 shares; Mr. Rogers, 19,200 shares; Mr. Shields, 0 shares; Mr. Gazmarian, 0 shares; and Mr. Kniskern, 0 shares. The amounts reflected do not include shares allocated to participants in our Retirement Savings Plan under its matching provisions because the Trustee has the option of paying out in cash rather than stock. The amounts currently owned in our Retirement Savings Plan are as follows: Mr. Woltz III, 13,582 shares; Mr. Woltz, Jr., 131 shares; and Mr. Kniskern, 1,247 shares.

(4)	Includes 72,919 shares (less than 1%) held by a trust, for the benefit of Mr. Woltz, Jr., of which Mr. Woltz, Jr. and a bank are trustees. The trustees share voting and investment power with respect to such shares. The amount reflected also includes 306,309 shares owned by the wife of Mr. Woltz, Jr. the beneficial ownership of which Mr. Woltz, Jr. disclaims

(5)	Excludes 620,263 shares held of record by Johnson Concrete Company. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. Johnson Concrete Company disclaims beneficial ownership of the 78,846 shares held in the name of Mrs. Johnson. The 699,109 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 7.4% of the outstanding common stock. As indicated above, Mrs. Johnson’s term as a director will end at the 2006 Annual Meeting of Shareholders.

(6)	Includes 620,263 shares owned by Johnson Concrete Company. See notes (2) and (5) above.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and greater than ten percent owners and officers to report their beneficial ownership of the common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and we are required to report in our proxy statement any failure to file by the established dates during the last fiscal year. To our knowledge, all of these filing requirements were satisfied by our directors and officers during the last fiscal year, except: Directors Louis E. Hannen, Frances H. Johnson, Charles B. Newsome, Gary L. Pechota, W. Allen Rogers, II, William J. Shields and C. Richard Vaughn each had one late report containing one late transaction; executive officers Michael C. Gazmarian, Gary D. Kniskern and H.O. Woltz III each had one late report containing two late transactions. In making this statement, we have relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          In May 1997, we sold the assets of our ICS (“Insteel Construction Systems”) division to ICS 3-D Panel Works, Inc. (“ICSPW”), a new corporation organized by the division’s management group. Howard O. Woltz, Jr., our Chairman, was a principal Shareholder and a member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company’s Board reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz, Jr. as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to us from the sale of the division, the Audit Committee concluded that Mr. Woltz, Jr.’s participation was essential to the transaction and approval of the transaction was in our best interests. We financed the sale of the equipment by providing a secured loan. We retained the real property and leased it to ICSPW. In October 2003, ICSPW transferred its assets to a trustee under an Assignment for Benefit of Creditors. After transfer of its assets to the trustee, ICSPW continued to operate for a short period of time. During fiscal year 2005, ICSPW sold the equipment and we sold the real estate. As a combined result, we recorded a $793,000 net gain on the disposal of the real estate, the settlement on the release of the equipment lien and the collection of a note receivable that had been previously reserved.
          Frances H. Johnson, a director, is President, and along with members of her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2005, Johnson Concrete purchased materials from us valued at $701,000 ($651,000 for fiscal 2004) for use or resale in their normal course of business.
          Management believes that amounts paid by us in connection with the transactions described above are reasonable and no less favorable to us than would have been paid or received pursuant to arms’ length transactions with unaffiliated parties.
INDEPENDENT PUBLIC ACCOUNTANTS
          For fiscal year 2006, Grant Thornton was selected to serve as our independent public accountants upon recommendation of the Audit Committee. Management is aware of no direct financial interest or any material indirect financial interest existing between us and our independent accountants. A representative from Grant Thornton is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if so desired as well as respond to appropriate questions.
OTHER BUSINESS
          It is not anticipated that there will be presented to the Annual Meeting any business other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, we were not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.
          The Board hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their Shares even though they have sent in their proxies.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
Proposals for Inclusion in the Proxy Statement
          Any shareholder desiring to present a proposal to be included in the proxy statement for action at our 2007 Annual Meeting must deliver the proposal to our at its principal executive offices no later than September 15, 2006. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

Proposals of Other Business at the Meeting
          Under our bylaws, in order for a shareholder to bring other business before a shareholder meeting which is not intended to be included in the proxy materials for our 2007 Annual Meeting, timely notice must be delivered to, or mailed to and received by, our Secretary at our principal offices not later than October 16, 2006.
     Such notice must include:
•	a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•	the name and address, as they appear on our books, of each holder of voting securities proposing such business;

•	the class and number of our common stock or other securities that are owned of record by such holder; and

•	any material interest of such shareholder in such business.
          These requirements are separate from the requirements a shareholder must meet to have a proposal included in our proxy statement. If a shareholder fails to provide timely and proper notice of a proposal to be presented at the 2007 Annual Meeting, the proxies designated by our Board will have discretionary authority to vote on any such proposal. If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not made in accordance with the bylaws, we may disregard such proposal.
Proposals of a Director Nominee and Related Procedures
          Under our bylaws, in order for a shareholder to nominate a candidate for Director, timely notice must be delivered to, or mailed to and received by, our Secretary at our principal corporate offices not later than October 16, 2006.
     The shareholder filing the notice of nomination must include:
•	the information set forth in the bullets above;

•	the name and address of the person nominated by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and

•	written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Delivery of Notice of a Proposal
          In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Secretary, whose address is c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030.
The Company’s Bylaws
          The foregoing procedures are set forth in our amended bylaws, dated October 24, 2005 which are available on our website at www.insteel.com. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary. A copy of the amended bylaws is filed as an exhibit to our Form 8-K, filed with the SEC on October 25, 2005, and is available at the SEC’s Internet website (www.sec.gov).
EXPENSES OF SOLICITATION
          We will bear the costs of solicitation of proxies. In addition to the use of telephone, Internet or the mail, proxies may be solicited by personal interview, telephone and telegram by our Directors, officers and employees and no additional compensation will be paid to such individuals. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. We will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.
ANNUAL REPORT AND FINANCIAL STATEMENTS
          Our Annual Report to Shareholders, which includes our Form 10-K, for the fiscal year ended October 1, 2005 and contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.
          An additional copy of our Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any Shareholder upon written request to Michael C. Gazmarian, Chief Financial Officer and Treasurer, Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; provided however, that a copy of the Exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such Shareholder unless specifically requested.

By Order of the Board of Directors

Gary D. Kniskern
Secretary
Mount Airy, North Carolina
January 13, 2006

PROXY
INSTEEL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN
1373 Boggs Drive — Mount Airy, North Carolina 27030
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
February 14, 2006
This Proxy is being solicited on behalf of the Board of Directors of the Company.
     The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoints Marshall & Ilsley Trust Company as agent and proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 14, 2006, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” all director nominees is recommended by the Board of Directors.
(1)	Election of Two Directors
     Nominees: H.O. Woltz III and Charles B. Newsome
     ☐ VOTE FOR all nominees listed (except as marked to the contrary).
     ☐ WITHHOLD AUTHORITY to vote for all nominees listed.
     INSTRUCTION: To withhold authority to vote for any individual nominee, clearly strike a line through the nominee’s name.
(2)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.
Please sign and return in the enclosed postage-paid envelope. See other side.
(continued and to be signed on reverse side)

(continued from other side)
The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.
Dated:
SIGNATURES:
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
     ☐ Please mark this box if you plan to attend the meeting.
     ☐ Has your address changed? If so, please provide your new address:

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.

Form of Proxy
PROXY
INSTEEL INDUSTRIES, INC.
1373 Boggs Drive — Mount Airy, North Carolina 27030
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
February 14, 2006
This Proxy is being solicited on behalf of the Board of Directors of the Company.
     The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H. O. Woltz, III, and each of them, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 14, 2006, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” all director nominees is recommended by the Board of Directors.
(1)	Election of Two Directors
     Nominees: H.O. Woltz III and Charles B. Newsome
     ☐ VOTE FOR all nominees listed (except as marked to the contrary).
     ☐ WITHHOLD AUTHORITY to vote for all nominees listed.
     INSTRUCTION: To withhold authority to vote for any individual nominee, clearly strike a line through the nominee’s name.
(2)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.
Please sign and return in the enclosed postage-paid envelope. See other side.
(continued and to be signed on reverse side)

(continued from other side)
The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.
Dated:
SIGNATURES
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.
     ☐ Please mark this box if you plan to attend the meeting.
     ☐ Has your address changed? If so, please provide your new address:

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.